UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 28, 2014

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 230-1031 Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On August 28, 2014, As Seen On TV, Inc. (the “Company”) extended by 1 month the expiration dates of warrants to purchase up to an aggregate of 9,954,939 shares of Common Stock with an exercise price of $0.64 per share (the “Warrants”). As a result of the extension, the expiration date of the Warrants has been changed to September 30, 2014 from August 29, 2014. The Warrants were originally issued by the Company on August 29, 2011 to six purchasers of the Company’s securities under a Securities Purchase Agreement dated August 29, 2011 (the “Offering”) and a registered broker dealer that acted as placement agent for the Offering.  A form of the notice confirming the extension of the Warrants to September 30, 2014 is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant originally issued August 29, 2011 (previously filed as Exhibit 4.2 to Form 8-K filed on August 31, 2011).
4.2	Notice regarding the extension of the expiration date to September 30, 2014 of Warrants originally issued on August 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Robert DeCecco
Robert DeCecco
Chief Executive Officer

Date: September 3, 2014

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